Exhibit 10.15

FIRST AMENDMENT TO FACILITY LEASE AGREEMENT

This First Amendment to Facility Lease Agreement (“First Amendment”)  is entered into as of the 27th day of October, 2016, between MRT of Kentfield CA-LTACH, LLC, a Delaware limited liability company (“Landlord”) and 1125 Sir Francis Drake Boulevard Operating Company, LLC, d/b/a Kentfield Rehabilitation and Specialty Hospital, a Delaware limited liability company and wholly owned subsidiary of Vibra Healthcare, LLC (“Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant are parties to that certain Facility Lease Agreement dated August 1, 2014 (the “Facility Lease”).

WHEREAS, pursuant to Section 1.05 of the Facility Lease, the Landlord has leased to Tenant certain premises described in the Facility Lease for an Initial Fixed Annual Rent of Four Million Four Hundred Sixty-Two Thousand Five Hundred and No/100 Dollars ($4,462,500.00).

WHEREAS, pursuant to the provisions of Section 4.02 of the Facility Lease, there have been certain escalations of the Fixed Annual Rent.

WHEREAS, Landlord and Tenant have agreed to amend the terms of the Facility Lease to increase the Fixed Annual Rent and the corresponding Fixed Monthly Rent as more particularly provided  below.

WHEREAS, Landlord and Tenant have further agreed to amend Sections 1.02 and 3.02 of the Facility Lease to extend the Term of the Facility Lease by two (2) years, or until December 31, 2031, all as more particularly provided below.

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Facility Lease and herein, the Facility Lease, effective as of the Effective Date, is hereby modified and amended as set out below:

1.	Definitions.

All capitalized terms used herein shall have the same meaning as defined in the Facility Lease, unless otherwise defined in this First Amendment.

2.	Amendment of Fixed Annual Rent and Amendment of Defined Term.

Section 4.02(a) of the Facility Lease is hereby modified and amended by deleting the first sentence of Section 4.02(a) in its entirety and inserting in its place the following:

“(a)

Fixed Annual Rent.  Tenant shall pay Landlord an annual Fixed Annual Rent (the “Fixed Annual Rent”) in the sum of Five Million Two Hundred Ninety-Six Thousand Six Hundred Ninety-Six and No/100 Dollars ($5,296,696.00) payable in advance in equal monthly installments of Four Hundred Forty-One Thousand Three Hundred Ninety-One and 33/100 Dollars ($441,391.33) (“Fixed Monthly Rent”).”

Correspondingly, the definition “Fixed Annual Rent” appearing in Exhibit “A” shall be deleted and replaced with the following:

“Fixed Annual Rent” has the meaning set forth in Section 4.02(a), as amended from time to time.”

The amendment to the Fixed Annual Rent set forth above shall become effective with the installment of Fixed Monthly Rent due and payable beginning December 1, 2016.

3.	Term Expiration Date.

Section 1.02 of the Facility Lease is hereby modified and amended by deleting Section 1.02 in its entirety and inserting in its place the following:

“Section 1.02.  Initial Term Expiration Date.  December 31, 2031.”

4.	Initial Term.

Section 3.01 of the Facility Lease is hereby modified and amended by deleting Section 3.01 in its entirety and inserting in its place the following:

“Section 3.01.   Initial Term.   The term of this Lease (“Initial Term”) and Tenant’s obligation to make any and all payments required under this Lease shall commence on the Effective Date (also known herein as the “Lease Commencement Date”) and expire on December 31, 2031 (the “Expiration Date” or “Lease Expiration Date”) unless extended as described below. The time period during which this Lease shall actually be in effect, including any Extension Term, if any, is referred to as the “Lease Term”.”

5.	Ratification and Conflicts.

With the exception of those terms and conditions specifically modified and amended herein, the Facility Lease shall remain in full force and effect in accordance with all its terms and conditions.  In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Facility Lease, the terms and provisions of this First Amendment shall supersede and control.

6.	Counterparts.

This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this First Amendment, the parties may execute such counterparts and exchange copies of such executed counterparts via telefax or e-mail, and such telefaxed or emailed copies shall serve as originals.

7.	No Further Amendment.

Except as set forth in this First Amendment, the Facility Lease, as previously amended and as amended by this First Amendment, shall remain unmodified and is hereby ratified and confirmed in all respects as of the Effective Date.

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can be found on the following page.]

Exhibit 10.15

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment to Facility Lease Agreement as of October 27, 2016 (herein the “Effective Date”).

LANDLORD:

MRT OF KENTFIELD CA – LTACH, LLC, a Delaware limited liability company

By:  /s/ Forrest Gardner

Name:  Forrest Gardner

Title: SVP, Asset and Investment Management

TENANT:

1125 SIR FRANCIS DRAKE BOULEVARD OPERATING COMPANY, LLC

d/ b/a KENTFIELD REHABILITATION AND SPECIALTY HOSPITAL

By:  /s/ Clint Fegan

Clint Fegan

Secretary

ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

In connection with that certain Continuing Lease Guaranty (Vibra Healthcare, LLC and Vibra Healthcare II, LLC) (“Guaranty”) made by Vibra Healthcare, LLC, a Delaware limited liability company and Vibra Healthcare II, LLC, also a Delaware limited liability company (each, a “Guarantor” and collectively, the “Guarantors”), in favor of MRT of Kentfield CA – LTACH, LLC, a Delaware limited liability company, or its assignee (the “Landlord”) dated as of August 1, 2014, the undersigned Guarantors hereby [i] consent to the foregoing First Amendment to Facility Lease Agreement (“Amendment”); [ii] agree to be bound by the terms and provisions of the Amendment to the extent applicable to the undersigned pursuant to the Guaranty; [iii] affirm the Guaranty of each Guarantor which shall remain in full force and effect and shall continue to guarantee the full payment of the Guaranteed Payments (expressly including the revised and increased amounts set forth in Section 2 of the Amendment) and the Guaranteed Obligations, in each case as described in the Guaranty; and [iv] waive any suretyship or similar defenses arising in connection with the Amendment.  All capitalized terms not defined herein shall have the meaning set forth in the Amendment or in the Facility Lease, as applicable.

Tax I.D. No.: ________________ Tax I.D. No.: ________________ 4550 Lena Drive Mechanicsburg, Pennsylvania 17055	VIBRA HEALTHCARE, LLC, a Delaware limited liability company VIBRA HEALTHCARE II, LLC, a Delaware limited liability company By:/s/ Clint Fegan Clint Fegan, Secretary